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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and the related Prospectus of Invitae Corporation for the registration of up to $200,000,000 of its debt securities, common stock, preferred stock, depositary shares, warrants and/or rights, and to the incorporation by reference therein of our report dated March 10, 2016, with respect to the consolidated financial statements of Invitae Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California
May 13, 2016

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM